UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

March 8, 2011

(Date of Report — date of earliest event reported)

DATALINK CORPORATION

(Exact name of registrant as specified in charter)

Minnesota

(State or other jurisdiction of incorporation or organization)

00029758	41-0856543
(Commission File No.)	(IRS Employer Identification No.)

8170 Upland Circle, Chanhassen, MN 55317-8589

(Address of principal executive offices)

952-944-3462

(Registrant’s telephone number, including area code)

(Former Name and Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 8, 2011, Datalink Corporation (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) with Craig-Hallum Capital Group LLC acting severally on behalf of itself and the underwriters named in Schedule I-A thereto (the “Underwriters”) and Greg Meland (the Selling Shareholder”), pursuant to which the Company and the Selling Shareholder agreed to sell, and the Underwriter agreed to purchase for resale to the public (the “Offering”), subject to the terms and conditions expressed therein, an aggregate of 3,710,000 shares of common stock, par value $0.001 per share (the “Shares”), at a price to the public of $5.75 per Share.  Of the 3,710,000 Shares, the Company agreed to sell 2,750,000 Shares and the Selling Shareholder agreed to sell 960,000 Shares.  In addition, the Company has granted the Underwriters a 30-day option to purchase up to an additional 556,500 shares of common stock at the public offering price to cover over-allotments, if any.  The Company expects the Offering to close on or about March 14, 2011, subject to the satisfaction of customary closing conditions, and expects that the net proceeds to the Company from the Offering (excluding the exercise of the over-allotment option) will be approximately $14.4 million after deducting the estimated underwriting discount and estimated offering expenses payable by the Company.  The Company will not receive any proceeds from the sale of Shares by the Selling Shareholder.  The Purchase Agreement provides that the Company and the Selling Shareholder will indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to reimburse the Underwriters for payments that the Underwriters may be required to make because of such liabilities.

The Shares are being offered and sold pursuant to a prospectus supplement dated March 9, 2011 and an accompanying base prospectus dated June 29, 2010, pursuant to the Company’s existing shelf registration statement on Form S-3 (File No. 333-166915) that was declared effective by the Securities and Exchange Commission on July 28,  2010.  The opinion of the Company’s counsel regarding the validity of the Shares to be issued by the Company is filed herewith as Exhibit 5.1.

The foregoing description of the Purchase Agreement is not complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 8.01. Other Events.

On March 9, 2011, the Company issued a press release announcing the pricing of the Offering.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

1.1

Purchase Agreement, dated as of March 8, 2011, by and between Datalink Corporation, Greg Meland, and Craig-Hallum Capital Group LLC acting severally on behalf of itself and the underwriters named in Schedule I-A thereto.

5.1	Opinion of Faegre & Benson LLP.

23.1	Consent of Faegre & Benson LLP (included as part of Exhibit 5.1).

99.1	Press Release entitled “Datalink Pricing Follow-On Public Offering of Common Stock.”

Forward Looking Statements

This Current Report on Form 8-K, including its exhibits, contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company’s expectations regarding the completion and anticipated proceeds of the Offering. These statements are based on management’s current expectations and accordingly are subject to uncertainty and changes in circumstances. Actual results and the timing of events may vary materially from those expressed or implied by such forward-looking statements due to various important factors, including, without limitation, risks and uncertainties related to the Company’s business and the satisfaction of the conditions of the closing of the public offering. More detailed information about those factors is set forth in the Company’s filings with the Securities and Exchange Commission, including the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K. The Company is under no obligation (and expressly disclaims any such obligation) to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 10, 2011

DATALINK CORPORATION

	By:	/s/ Gregory T. Barnum
Gregory T. Barnum,
Vice President of Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
1.1

Purchase Agreement, dated as of March 8, 2011, by and between Datalink Corporation, Greg Meland, and Craig-Hallum Capital Group LLC acting severally on behalf of itself and the underwriters named in Schedule I-A thereto.

5.1	Opinion of Faegre & Benson LLP.

23.1	Consent of Faegre & Benson LLP (included as part of Exhibit 5.1).

99.1	Press Release entitled “Datalink Pricing Follow-On Public Offering of Common Stock.”